UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIGHTSPEED POS INC.
(Exact name of registrant as specified in its charter)

Canada	98-1137623
(State or other jurisdiction of incorporation	(IRS Employer
or organization)	Identification No.)

700 Saint-Antoine Street East, Suite 300
Montréal, Québec, Canada	H2Y 1A6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Subordinate Voting Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-248676

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.                                                         Description of Registrant’s Securities to be Registered.

The securities to be registered consist of subordinate voting shares (the "Subordinate Voting Shares”) of Lightspeed POS Inc. (the “Registrant”). The description of the Subordinate Voting Shares under the section captioned “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-248676) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on September 9, 2020, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.          Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Montreal, Province of Québec, Country of Canada.

Dated: September 9, 2020	Lightspeed POS Inc.

	By:	/s/ Dax Dasilva
		Name:	Dax Dasilva
		Title:	Chief Executive Officer